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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): July 21, 2003

                             Sealant Solutions, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                       0-22954                     65-0952186
            (Commission File Number)    (IRS Employer Identification No.)

                         16 North Main Street, Suite 395
                               New City, NY 10956
               (Address of Principal Executive Offices)(Zip Code)

                                 (845) 634-7979
              (Registrant's Telephone Number, Including Area Code)

                 29 Abbey Lane, Middleboro, Massachusetts 02346
          (Former Name or Former Address, if Changed Since Last Report)





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                    INFORMATION TO BE INCLUDED IN THE REPORT

                    Item 1. Changes in Control of Registrant

On July 21, 2003 (the "Effective Date"), Pursuant to a Stock Purchase Agreement and Share Exchange ("Agreement") and Amendment thereto ("Amendment") between Sealant Solutions, Inc., a Delaware corporation with its principal place of business located at 29 Abbey Lane, Middleboro, Massachusetts 02346 ("Sealant" or the "Company") and PowerChannel, Inc., a Delaware corporation with its principal place of business located at 16 North Main Street, Suite 395, New City, New York 10956 ("PowerChannel"), PowerChannel merged into Sealant. Pursuant to the Amendment, the separate existence of PowerChannel ceased to exist and Sealant continued as the surviving corporation. In addition, Sealant has agreed to change its name to Powerchannel, Inc.

Pursuant to the terms of the Agreement, Michael Fasci remained on the Board of Directors of the Company, Edward Fasci resigned from the Company's Board of Directors and Steven Lampert was appointed to fill the vacancy on the Board of Directors of the Company. In addition, Michael Fasci resigned as President and Chief Executive Officer of Sealant and Steve Lampert was appointed as President, Chief Executive Officer, Chief Financial Officer and Secretary of Sealant.

The Acquisition was approved by the unanimous consent of the Board of Directors of Sealant and PowerChannel on July 21, 2003.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by Sealant) at July 21, 2003, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                   NAME OF              SHARES OF
TITLE OF CLASS     BENEFICIAL OWNER     COMMON STOCK     PERCENT OF CLASS
------------------------------------------------------------------------------
5% STOCKHOLDERS

Common             Steven Lampert        4,097,025(1)        36.54%

Common             Michael E. Fasci      1,126,433           10.05%

(1) Includes 254,652 shares held in the name of Karen Lampert, the wife of Steven Lampert.




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DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Common             Steven Lampert         4,097,025          36.54%

Common             Michael E. Fasci       1,126,433          10.05%

DIRECTORS AND                             5,223,458          46.59%
OFFICERS AS A
GROUP


The  following is a  biographical  summary of the  directors and officers of the
Company:

Steven Lampert

Steven Lampert was appointed as President, Chief Executive Officer, Chief Financial and Director of the Company on July 21, 2003. Mr. Lampert has been the President and Chief Executive Officer of PowerChannel, Inc. since 1998. In such capacities his responsibilities include managing the day to day operations of the Company and its divisions. Prior to PowerChannel, Mr. Lampert co-founded Long Distance Direct and was its Chief Executive Officer from December 1991. Prior to founding LDDI, Mr. Lampert was President of Comtec, Inc., a New York based telecommunications corporation that pioneered interactive voice-response telephony, from November 1985 through November 1991. Prior to 1985, Mr. Lampert served as a Director of Telecommunications for NBC and Corning Labs. Mr Lampert holds a BA degree from Hunter College, New York. Mr Lampert also serves as Director and Executive Deputy Chairman of PowerChannel Europe and PowerChannel Limited.

Michael Fasci

Michael E. Fasci joined the Company in August, 1998, as a director and has served as Chairman of the Company's Audit Committee since January 1999, and as Chief Executive Officer since August, 2000. Mr. Fasci is the founder, President and Chief Executive Officer of Process Engineering Services, Inc., which has its principal executive offices located in Raynham, Massachusetts. Process Engineering Services, Inc. designs and manufactures pollution recovery equipment for the manufacturing industry with clients worldwide. Since founding the company in 1987, he has grown the company in each successive year to where it is today with annual sales in excess of 1 million. In 1997, Mr. Fasci qualified for, and currently maintains Enrolled Agent status with the Internal Revenue Service. He also has developed a financial consulting and tax practice that serves primarily corporate clients. Mr. Fasci also currently owns and manages a number of other small businesses.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Amendment to Stock Purchase Agreement and Share Exchange, PowerChannel merged with and into Sealant and PowerChannel shall cease to exist and Sealant shall continue as the surviving corporation. In addition, Sealant has agreed to change its name to PowerChannel, Inc.




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Based on such merger, we have adopted a new business plan. Our principal product is low-cost access to the Internet and the physical hardware to deliver it through the use of the consumer's existing television. It is the only product of its kind focused specifically on the Hispanic market, using a bilingual (English/Spanish) approach to meet the needs of the differing generations within the Hispanic community, and offering value to the subscriber through offers, discounts, coupons and prizes. We have our operations mainly in New York and Los Angeles but aspire to expand throughout the United States and South America.

We believe that our subscription-based business will be profitable. We have formed a number of strategic alliances and commercial relationships designed in aggregate to enable it to offer our services to the Hispanic market, both in the United States and South America, the lowest-cost hardware and access to the Internet available through the television. The alliances and relationships will focus initially on the Los Angeles and New York sectors of the market.

The PowerChannel home page offers the subscriber an English/Spanish language option at the click of a button. Our portal points the subscriber to all the major Hispanic portals and to links with Hispanic commercial, educational and community sites. The reach of our links is designed to embrace the full extent of diverse Hispanic cultural and ethnic interests. As we develop, we will continue to utilize the already existing and successful Hispanic-specific content of others to enhance the practical sense of community that its planned household penetration creates.

The management team has considerable experience in building businesses from a standing start. Most relevant of the varied businesses which between them they have built or managed are companies in telecommunications (where substantial consumer audiences were addressed and captured) and marketing services (where data and data-related marketing services were sold to major international consumer product and services groups). As a team, the present management was responsible for developing the PowerChannel product and service to the point of launch in an associated company in the United Kingdom. The management team also includes a strong Hispanic element, with extensive marketing experience in relation to the Hispanic community in the United States.

We aim to have certain distinct, if not unique, features within a five-year timeframe. These features include the only sub-$100 Internet solution in the US, a core paying subscriber base of 200,000, and an unrivalled focus on the Hispanic community. At the same time, the financial model is designed to generate profits at relatively modest subscriber levels. We believe that demonstration of progress towards achieving its business model will make us an attractive acquisition target for companies in various fields including Internet, marketing services and Hispanic media.

We offer low-cost access to the Internet and the physical hardware to deliver it through the use of the consumer's existing television. The product is targeted specifically at the Hispanic market and primarily to households who are currently not online. A review of the United States consumer market indicates that domestic Internet penetration in certain minority groupings is below 25%. It is these minority groups that we are targeting. We are working with a number of affinity groups and Hispanic organizations to establish marketing programs to attract these minority groups.




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We have specifically  targeted the Hispanic  Community in the United States. The
Hispanic population comprises 12.5% of the 283.8 million people in the United States. Despite being the fastest growing minority community in the United States today, Hispanic Americans have the lowest Internet penetration of any major ethnic group. Language barriers are a major deterrent for Hispanics use of the Internet. We offer a Spanish Language option on its product.

We realize that creating strategic alliances are key to building a successful business. Currently, we have alliances with the following businesses:

o Famsa - one of Mexico's largest retail chains with more than 250 locations, is rapidly expanding a major retail presence in Southern California and other US Hispanic major markets, with 5 stores already open in Southern California and plans for at least fifteen more.

o Terra Lycos - a global Internet group with a presence in 43 countries in 20 languages, reaching 115 million users per month around the world. The group, resulting from Terra Networks S.A.'s acquisition of Lycos, Inc. in October 2000, operates some of the most popular Web sites in the United States, Canada, Europe, Asia and Latin America, and is the largest access provider in Spain and Latin America.

         Terra Lycos has the largest global footprint of any Internet portal with more than 140 sites in 41 countries through its network of Web sites as well as through joint venture partnerships. Terra Lycos's financial strength, including a cash balance of more than 2 billion euros, the company is one of the best capitalized Internet companies and is poised to continue with the rapid expansion of its global presence.



o ESPN Deportes is the world leader in sports news, information and broadcasting targeted to the Spanish speaking markets. ESPN Deportes highlights international sports news and events, with particular attention to Spanish speaking countries and popular Hispanic sports.

o        Wal-Mart is the largest  retailer in the US with over 4,000  locations.
         PowerChannel will be in 6 stores before the end of July and an additional fifty locations by the end of 2003.

We are also in negotiations with several other significant commercial entities that address the Hispanic market in order to extend our strategic alliances in that market.

We have recently received favorable publicity for its product, with features on Telemundo and in the Hispanic press. We have identified our target customer profile as companies that are focusing their marketing efforts on reaching out to ethnic communities such as Hispanics for test marketing, direct sales and market research applications. The United States Hispanic market has become



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fruitful  ground for companies who want to expand their market share or increase revenues. We believe that we will bring the new age of advertising via the Internet into the homes of many Hispanic communities.

Our product was launched by Powerchannel, Inc. in June 2002 and since then has been generating revenues. We have identified marketing approaches that are both economically and sales effective. The marketing approach is a four pronged approach that includes a relationship with Terra Lycos which will enable us to launch in Peru; a relationship with Famsa in both their Los Angeles and Mexico stores; a relationship with Walmart where we will be in 50 locations by the end of 2003; and a relationship with Salton who is a leading domestic designer.

We operate in the same space as many other Internet access companies, such as other computer and TV based ISP services, dial-up ISPs, cable companies, interactive television and other providers of Internet access to the general public. We do not know of any other competitor who is targeting the Hispanic community through low cost TV Internet access. MSN TV is the only realistic provider of through the television Internet access, however, our offering is far lower than the MSN TV package.

Our business involves the collection of consumer data and the distribution of information about consumers to numerous entities, including, to a limited extent, direct marketers. Using the Internet to acquire consumer or household data has created hypersensitivity towards privacy standards in data collection. We believe that our business method of data collection will benefit tremendously from this legislative environment because we only acquire and use data developed from permission-based sources.

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, such as registering to operate a business within each state or collect sales tax. However, due to the increasing popularity of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet. Our business is also subject to the FCC regulations for compliance with various suitability mandates in order for our set-top boxes to access the public telephone networks such as FCC Part 68 and Underwriter's laboratory for electrical and fire safety. We have utilized highly reputable testing organizations to ensure its compliance with all safety regulations.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired:

         None

(c) Exhibits

Number   Exhibit
------   -------

10.1     Stock Purchase Agreement and Share Exchange
10.2     Amendment to Stock Purchase Agreement and Share Exchange



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     SEALANT SOLUTIONS, INC.


                                                     By: /s/ Steve Lampert
                                                         ----------------------
                                                         Steven Lampert
                                                         President

July 25, 2003